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                                                                      EXHIBIT 21

          APPLIED INDUSTRIAL TECHNOLOGIES, INC. FORM 10-K FOR
                    FISCAL YEAR ENDED JUNE 30, 2001

                             SUBSIDIARIES

                                                                 Jurisdiction of
                  Name                                  Incorporation or Organization
                  ----                                  -----------------------------

* Air and Hydraulics Engineering, Incorporated                   Alabama

* Air Draulics Engineering Co.                                   Tennessee

AIT Limited Partnership                                          Ontario, Canada

Applied Industrial Technologies Ltd.                             Canada (Federal)

Applied Industrial Technologies -- ABC, Inc.                     Ohio

Applied Industrial Technologies -- DBB, Inc.                     Ohio

Applied Industrial Technologies -- Dixie, Inc.                   Tennessee

Applied Industrial Technologies -- GA LP                         Delaware

Applied Industrial Technologies -- Indiana LLC                   Ohio

Applied Industrial Technologies -- Mainline, Inc.                Wisconsin

Applied Industrial Technologies -- PA LLC                        Pennsylvania

Applied Industrial Technologies -- TX LP                         Delaware

AppliedLink, Inc.                                                Ohio

*# Applied Mexico, S.A. de C.V.                                  Mexico

Applied - Michigan, Ltd.                                         Ohio

Applied Nova Scotia Company                                      Nova Scotia, Canada

BER Capital, Inc.                                                Delaware

BER International, Inc.                                          Barbados

Bearing Sales & Service, Inc.                                    Washington

Bearings Pan American, Inc.                                      Ohio



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
Dynavest Nova Scotia Company                                     Nova Scotia, Canada

* ESI Acquisition Corporation                                    Ohio
(d/b/a Engineered Sales, Inc.)

* Farm Warehouse, Inc.                                           Missouri

*# International Supply Consortium, Inc.                         Delaware

*# iSource Performance Materials LLC                             Ohio

*Rafael Benitez Carrillo Inc.                                    Puerto Rico

The Ohio Ball Bearing Company                                    Ohio


* Operating companies that do not conduct business under Applied Industrial Technologies name

# Companies that are not wholly owned by Applied Industrial Technologies, Inc. directly or indirectly through its subsidiaries